SCHEDULE II

INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

           SHARES PURCHASED        AVERAGE
DATE            SOLD(-)             PRICE

CLASS B COMMON STOCK-THE MORGAN GROUP, INC.


LYNCH INTERACTIVE CORPORATION (1)

7/12/01            1,000,000          2.0000

          (1) Shares were purchased directly from the Issuer.